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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference herein pertaining to the McCormick & Company, Incorporated Deferred Compensation Plan of our report dated January 18, 1999, with respect to the consolidated financial statements of McCormick & Company, Incorporated by reference in its Annual Report on Form 10-K for the year ended November 30, 1998 and the related financial statement schedules included therein filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG

Baltimore, Maryland
December 21, 1999